Exhibit 10.2

Restricted Stock Award Agreement

(Steve Grossman)

Dated as of March 27, 2019

This Restricted Stock Award Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between Simplicity Esports and Gaming Company, formerly known as Smaaash Entertainment Inc., a Delaware corporation (the “Company”), and Steve Grossman (the “Executive”). The Company and Executive may collectively be referred to as the “Parties” and each individually as a “Party.”

WHEREAS, the Company and Executive are the parties to that certain Employment Agreement dated as of December 31, 2018 (the “Employment Agreement); and

WHEREAS, pursuant to the Employment Agreement the Parties have agreed that Executive shall be granted certain shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1.	Defined Terms; Amendment. Defined terms used herein without definition shall have the meanings given in the Employment Agreement. To the extent that any of the provisions herein conflict with the terms of the Employment Agreement, including, without limitation, Section 5(b) thereof, this Agreement shall amend, and shall be deemed to be an amendment of, the Employment Agreement.

2.	Grant. Pursuant to the terms of the Employment Agreement and the terms herein, the Company hereby grants to Executive as of the Award Date the number of shares of Common Stock (the “Restricted Stock”) as set forth in Schedule A attached to this Agreement (the “Schedule”), subject to the terms and conditions of the Agreement. The Restricted Stock shall constitute an “equity grant” for purposes of the Employment Agreement, and any reference herein to the Restricted Stock shall also be deemed a reference to such “equity grants.”

3.	Vesting and Rights to the Restricted Stock.

(a)	Executive shall be entitled to exercise and enjoy all rights and entitlements of ownership of the Restricted Stock, including the right to vote such Restricted Stock on all matters which come before the shareholders of the Company and the right to receive dividends and other distributions thereon, except that, until the Restricted Stock vests pursuant to the terms and conditions herein the following restrictions (the “Restrictions”) shall apply: (i) Executive may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Restricted Stock and any such attempted disposition or encumbrance shall be void and unenforceable against the Company; (ii) dividends and other distributions on the Restricted Stock will be subject to the provisions set forth in Section 3(d), Section 4 and Section 6; and (iii) Executive’s shares of Restricted Stock will be subject to forfeiture pursuant to the provisions herein.

(b)	Subject to the other provisions herein, the Restricted Stock will vest in accordance with the vesting schedule and terms set forth in Schedule A attached hereto, subject to the terms of the Employment Agreement. If the Restricted Stock does not vest according to the terms and conditions set forth herein and in the Employment Agreement, the Restricted Stock will be forfeited and returned to the Company, and all Executive’s rights, or the rights of Executive’s heirs in and to such Restricted Stock and stock dividends thereon will terminate, unless the Board determines otherwise in its sole and absolute discretion.

(c)	This grant of the Restricted Stock shall be subject to the terms and conditions of the Employment Agreement, and the vesting of the Restricted Stock may be accelerated, and any unvested Restricted Stock may be forfeited, pursuant to the terms and conditions of the Employment Agreement.

(d)	Cash dividends, if any, that are declared on each share of Restricted Stock prior to the date they vest in accordance with the provisions herein, will be paid in Executive’s name and will be delivered to Executive by the Company, as soon as practicable following the payment thereof. Stock dividends or other distributions, if any, that are declared on each share of Restricted Stock prior to the date they vest in accordance with the provisions herein, will be issued in Executive’s name but will be subject to the same restrictions as the Restricted Stock and will be held in custody by the Company until the date they vest as provided herein.

(e)	Subject to the provisions herein, upon the date the Restricted Stock vests in accordance with the terms of this Section 3, Executive shall become entitled to receive a stock certificate evidencing such shares or have shares delivered electronically to Executive’s broker, and the Restrictions applicable to those shares of Restricted Stock shall become null and void and cease to exist with respect to such shares.

4.	Issuance and Delivery. The issuance or delivery of any shares of Restricted Stock which have vested may be postponed by the Board for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Restricted Stock to Executive if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange, or Executive shall not yet have complied fully with the provisions herein.

5.	Representations and Warranties.

(a)	Executive is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act (an “Accredited Investor”).

(b)	Executive hereby represent that the Restricted Stock awarded pursuant to this Agreement is being acquired for Executive’s own account and not for sale or with a view to distribution thereof. Executive acknowledges and agrees that any sale or distribution of shares of Restricted Stock which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Executive hereby consent to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Restricted Stock (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

(c)	Executive understands that the Restricted Stock is being offered and sold to Executive in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Restricted Stock.

(d)	Executive has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Executive requested and deemed material to making an informed investment decision regarding its acquisition of the Restricted Stock. Executive has been afforded the opportunity to review such documents and materials and the information contained therein. Executive has been afforded the opportunity to ask questions of the Company and its management. Executive understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Executive understands and represents that Executive is acquiring the Restricted Stock notwithstanding the fact that the Company may disclose in the future certain material information that the Executive has not received. Executive has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Restricted Stock. Executive has full power and authority to make the representations referred to herein, to acquire the Restricted Stock and to execute and deliver this Agreement. Executive, either personally, or together with his advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Restricted Stock, is able to bear the risks of an investment in the Restricted Stock and understands the risks of, and other considerations relating to, a purchase of the Restricted Stock. The Executive and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Restricted Stock. Executive’s financial condition is such that Executive is able to bear the risk of holding the Restricted Stock that Executive may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Executive’s entire investment in the Company. Executive has investigated the acquisition of the Restricted Stock to the extent Executive deemed necessary or desirable and the Company has provided Executive with any reasonable assistance Executive has requested in connection therewith. No representations or warranties have been made to Executive by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

(e)	Executive also acknowledges and agrees that an investment in the Restricted Stock is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Restricted Stock will ever develop and that, as a result, Executive may not be able to liquidate Executive’s investment in the Restricted Stock should a need arise to do so. Executive is not dependent for liquidity on any of the amounts Executive is investing in the Restricted Stock. Executive has full power and authority to make the representations referred to herein, to acquire the Restricted Stock and to execute and deliver this Agreement. Executive understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Restricted Stock under the federal and state securities laws and for other purposes.

(f)	Executive understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Restricted Stock.

(g)	Executive understands that until such time as the Restricted Stock has been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Restricted Stock may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Stock):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(h)	This Agreement has been duly and validly authorized by Executive. This Agreement has been duly executed and delivered on behalf of Executive, and this Agreement constitutes a valid and binding agreement of Executive enforceable in accordance with its terms.

(i)	Executive is an individual resident of the state of Florida.

6.	No Transfer. Executive may not sell or transfer this Agreement or the Restricted Stock prior to vesting, or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

7.	Taxes.

(a)	Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Executive shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Restricted Stock.

(b)	Subject to provisions discussed herein, under Section 83 of the Code, Executive will recognize ordinary income upon transfer of the shares of Restricted Stock to Executive, measured as the difference between the fair market value of the granted shares of Restricted Stock on the date of transfer and the amount paid for the granted shares of Restricted Stock, if any. The capital gains holding period will begin on the date of transfer.

(c)	To the extent that the granted shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) on the Award Date, Executive will not recognize ordinary income until the granted shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (i.e., as the shares of Restricted Stock vest). Executive’s ordinary income is measured as the difference between the amount paid for the granted shares of Restricted Stock, if any, and the fair market value of the granted shares of Restricted Stock when such shares of Restricted Stock are no longer subject to a substantial risk of forfeiture. The capital gains holding period for shares of Restricted Stock subject to a substantial risk of forfeiture begins on the date when such shares of Restricted Stock are no longer subject to a substantial risk of forfeiture.

(d)	If the shares of Restricted Stock are subject to a substantial risk of forfeiture, Executive may nonetheless accelerate Executive’s recognition of ordinary income, if any, and begin Executive’s capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code (the “83(b) Election”). If Executive makes an 83(b) Election, the excess of (i) the fair market value of the granted shares of Restricted Stock on the Award Date over (ii) the purchase price, if any, paid for the granted shares of Restricted Stock will be included in Executive’s ordinary income. If the granted shares of Restricted Stock are later forfeited, however, Executive will not be entitled to a tax deduction or a refund of the tax already paid. If Executive makes the 83(b) Election, Executive will not recognize any additional income when the granted shares of Restricted Stock vest and any appreciation in the value of the granted shares of Restricted Stock after the election is not taxed as compensation but instead is taxed as capital gains when the granted shares of Restricted Stock are sold.

(e)	The 83(b) Election must be filed with the Internal Revenue Service within 30 days after the shares of Restricted Stock are transferred. Any ordinary income resulting from the election will be subject to applicable tax withholding requirements. The election is generally irrevocable and cannot be made after the 30-day period has expired. In the event that Executive makes an 83(b) Election, Executive (i) shall promptly provide the Company with a copy of the 83(b) Election, as filed with the Internal Revenue Service; and (ii) the Company may withhold from any payments due to Executive any applicable federal, state, or local taxes and such other deductions as are prescribed by law, or Executive will pay to the Company all such tax withholding amounts promptly upon request.

(f)	The foregoing is only a summary of the effect of U.S. federal income taxation on Executive with respect to the grant of the Restricted Stock. It does not purport to be a complete discussion of the U.S. federal income tax consequences. It does not discuss the income tax laws of any state, municipality, or foreign country in which Executive’s income or gain may be taxable. In any event, Executive is hereby advised to consult Executive’s own tax advisor as to the consequences of making an 83(b) Election. If Executive desires to make an 83(b) Election, then it is Executive’s responsibility to timely make a valid election.

(g)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO EXECUTIVE. EXECUTIVE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON EXECUTIVE’S BEHALF. BY SIGNING THIS AGREEMENT, EXECUTIVE REPRESENTS THAT EXECUTIVE HAS REVIEWED WITH EXECUTIVE’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT EXECUTIVE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. EXECUTIVE UNDERSTANDS AND AGREES THAT EXECUTIVE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.	Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Executive (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Executive may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Executive shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

9.	Review. The Executive has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Executive hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

10.	No Rights to Continued Employment. This Agreement does not confer upon Executive any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Executive’s employment as provided for in the Employment Agreement.

11.	No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

12.	Power of Attorney. Executive hereby irrevocably appoints the Company and each of its officers, employees and agents as Executive’s true and lawful attorneys with power (i) to sign in Executive’s name and on Executive’s behalf stock certificates and stock powers covering some or all of the Restricted Stock and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Executive agree to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

13.	Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the Party incurring such costs and expenses.

14.	Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

15.	Assignment. This Agreement may not be assigned by either Party without the express prior written consent of the other Party hereto, except that the Company (i) may assign this Agreement to any subsidiary or affiliate of the Company, provided that no such assignment shall relieve the Company of its obligations hereunder without the written consent of the Executive, and (ii) will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties.

16.	No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

17.	Entire Agreement; Effectiveness of Agreement. This Agreement and the Employment Agreement set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

18.	Survival. The provisions herein which may apply following any expiration or termination of Executive’s employment with the Company and the Employment Agreement shall survive any termination or expiration of this Agreement.

19.	Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

20.	Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO RULES GOVERNING CONFLICTS OF LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.	Enforcement. The Executive hereby expressly acknowledges that the restrictions contained herein are reasonable and necessary to protect the Company’s legitimate interests, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of such restrictions will result in irreparable harm to the Company. The Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of the restrictions contained herein, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Executive irrevocably and unconditionally (i) agrees that any legal proceeding arising out of this paragraph shall be brought in a state or federal court located in the State of New York, having jurisdiction over the County of York (the “Selected Courts”), (ii) consents to the non-exclusive jurisdiction of the Selected Courts in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any Selected Court.

22.	Arbitration. Other than as set forth in Section 20, any controversy, claim or dispute arising out of or relating to this Agreement shall be resolved by arbitration in the Borough of Manhattan, New York City, New York pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted by three arbitrators, with one arbitrator selected by each Party and the third arbitrator selected by the two arbitrators so selected by the Parties. The arbitrators shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrators’ decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrators may be entered in the Selected Courts. Each Party will pay its own expenses of arbitration and the expenses of the arbitrators will be equally shared provided that, if in the opinion of the arbitrators any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrators may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrators as the arbitrators deem appropriate. The arbitrators may not award either Party punitive or consequential damages.

23.	Notices. All notices and other communications hereunder shall be given in accordance with the notices provisions of the Employment Agreement.

24.	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

25.	Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

26.	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Simplicity Esports and Gaming Company

By:	/s/ Jed Kaplan
Name: Jed Kaplan Title: Chief Executive Officer

Executive: Steve Grossman

By:	/s/ Steve Grossman
Name: Steve Grossman

Schedule A

Restricted Stock Award

Award
Grant Recipient Name:	Steve Grossman
Grant Date:	March 27, 2019
Restricted Stock Granted:	24,000
Vesting Schedule
Number of Restricted Stock	Vesting Date
4,000	March 27, 2019
2,000	March 31, 2019
2,000	April 30, 2019
2,000	May 30, 2019
2,000	June 30, 2019
2,000	July 31, 2019
2,000	August 31, 2019
2,000	September 30, 2019
2,000	October 31, 2019
2,000	November 31, 2019
2,000	December 31, 2019

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